EXHIBIT 21.1
                                  SUBSIDIARIES

1.    Duncan Capital Financial Group, Inc.
2.    Complete Investment Management Inc. of Philadelphia
3.    MD Bluestein, Inc.
4.    Pension Administration Services, Inc.